Exhibit 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K/A (Amendment No. 1) of Lakeland Bancorp, Inc. (the “Company”) for the year ended December 31, 2019 filed with the Securities and Exchange Commission (the “Report”), Thomas J. Shara, President and Chief Executive Officer of the Company, and Thomas F. Splaine, Jr., Executive Vice President and Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and consolidated results of operations of the Company for the periods presented.

Dated: March 6, 2020

By:	/s/ Thomas J. Shara
Thomas J. Shara
President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Thomas F. Splaine, Jr.
Thomas F. Splaine, Jr.
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.